EMERITUS CORPORATION

AGREEMENT REGARDING 6.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006

This Agreement entered into as of June 30, 2005 is between Emeritus Corporation (the "Company"), Saratoga Partners IV, LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC (collectively, the "Saratoga Entities"), Columbia Select, L.P. and Catalina General, L.P. (collectively, the "Baty Entities").

RECITALS

A. The Company has outstanding $32 million 6.25% Convertible Subordinated Debentures due 2006 (the "Debentures"). The Debentures are governed by an Indenture dated as of February 15, 1996 between the Company and Fleet National Bank, as Trustee (the "Indenture").

B. The Saratoga Entities own an aggregate of $5,000,000 principal amount of the Debentures as set forth on Exhibit A to this Agreement (the "Saratoga Holdings").

C. The Baty Entities own an aggregate of $15,790,179 principal amount of the Debentures as set forth on Exhibit A to this Agreement (the "Baty Holdings").

D. The Company intends to offer to exchange New Debentures (as defined below) for all of the outstanding Debentures, whether they are owned by the Saratoga Entities or the Baty Entities or otherwise, in a formal Exchange Offer (as defined below).

E. The Saratoga Entities and Baty Entities are prepared, on the terms and conditions of this Agreement, to purchase New Debentures to the extent that Debentures are not exchanged in the Exchange Offer.

AGREEMENT

As parties hereto, the Company, each of the Saratoga Entities and each of the Baty Entities agree:

1. Terms of the New Debentures and the Exchange Offer

(a) The New Debentures. The convertible subordinated debentures that the Company intends to offer in the Exchange Offer (as defined below) for the Debentures (the "New Debentures") shall have the same terms as the Debentures and be governed by an indenture (the "New Indenture") containing the same terms as the Indenture, except for the following changes:

(i) the principal amount and all accrued interest of New Debentures shall be paid on June 30, 2008, and all other dates that are determined by or relate to the maturity date of the Debentures shall be adjusted accordingly;

(ii) the Company shall have no right of redemption as provided under Section 3 of the Indenture; and

(iii) the interest rate paid under the New Debentures shall be 8.0%, commencing on the day following the issuance thereof.

(b) Exchange Offer. The Company intends to exchange New Debentures for Debentures (the "Exchange Offer") on the following terms and conditions:

(i) the principal amount of New Debentures issued in the Exchange Offer shall be the same as the principal amount of Debentures exchanged;

(ii) the Exchange Offer shall be outstanding for a minimum of 20 business days;

2. Purchase of Additional New Debentures

If, at the expiration of the Exchange Offer, any Debentures have not been exchanged for New Debentures, then the Saratoga Entities and the Baty Entities shall purchase a principal amount of New Debentures equal to the principal amount of Debentures that have not been exchanged, excluding any Debentures that have not been exchanged by any of the Saratoga Entities or Baty Entities, (the "Additional New Debentures") on the following terms and conditions:

(i) The Saratoga Entities, as a group, shall purchase 24.0% of the Additional New Debentures and the Baty Entities, as a group, shall purchase 76% of the Additional New Debentures, unless the Saratoga Entities and the Baty Entities agree on a different allocation of purchase. The Saratoga Entities and the Baty Entities may allocate such purchases among their respective entities at their discretion.

(ii) As soon as the information is available, the Company shall notify the Saratoga Entities and Baty Entities in writing of the amount Debentures owned by holders that failed to accept the Exchange Offer and the obligation of each to purchase Additional New Debentures.

(iii) The purchase of the Additional New Debentures in accordance with this Section 3 shall be closed and the New Debentures paid for on December 30, 2005.

If any of the Saratoga Entities or Baty Entities continue to own Debentures following the expiration of the Exchange Offer, such Saratoga Entity or Baty Entity shall on December 30,

2005, in addition to any other purchase requirements contained in this Section 2, purchase a principal amount of New Debentures equal to the principal amount of Debentures so retained and such entity shall, at its election, pay for such principal amount of New Debentures in cash or by surrender of such retained Debentures.

3. General Provisions

(a) Amendment and Waiver. No waiver of or consent to any departure by any of the parties from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the parties.

(b) Notices. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to one of the Saratoga Entities, addressed to Saratoga Management Company LLC at:

Saratoga Management Company LLC
535 Madison Avenue
New York, NY 10022
Attention: Charles P. Durkin
Telephone: (212) 906-7044
Fax: (212) 750-3343

or to such other address as a Saratoga Entity may designate in writing and, if to a Baty Entity, addressed to Columbia Pacific Management, Inc. at:

Columbia Pacific Management, Inc.
600 University Street, Suite 2500
Seattle, Washington 98101
Attention: Daniel R. Baty
Telephone: (206) 728-9063
Fax: (206) 728-9327

or to such other address as a Baty Entity may designate in writing and, if to the Company, addressed to the Company at:

Emeritus Corporation
3131 Elliot Avenue, Suite 500
Seattle, Washington 98121
Attention: Raymond R. Brandstrom
Telephone: (206) 298-2909
Fax: (206) 301-4500

With a copy to:

Perkins Coie
1201 Third Avenue
Seattle, Washington 98101
Attention: Michael E. Stansbury, Esq.
Telephone: (206) 359-8771
Fax: (206) 359-9771

or to such other address as the Company may designate in writing. All such notices and demands shall be deemed given when received.

(c) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(d) Binding Effect; Assignment. The rights of the Saratoga Entities, the Baty Entities or the Company under this Agreement may not be assigned to any other Person except with the prior written consent of the other parties hereto. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company, the Saratoga Entities and the Baty Entities, and their respective successors and permitted assigns.

(e) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the state of Washington, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of laws.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(h) No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto.

(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY
                                                                                                 EMERITUS CORPORATION

By /s/ Raymond R. Brandstrom
                                                                                                           Raymond R. Brandstrom

SARATOGA ENTITIES
                                                                                                    SARATOGA PARTNERS IV, LP

By:     SARATOGA ASSOCIATES IV LLC
                                                                                                By:     SARATOGA MANAGEMENT            COMPANY LLC, its Manager

           By /s/Charles P. Durkin, Jr.
                                                                                                                     Charles P. Durkin, Jr.

SARATOGA COINVESTMENT IV LLC

By:     SARATOGA MANAGEMENT            COMPANY LLC, its Manager

           By /s/Charles P. Durkin, Jr.
                                                                                                                     Charles P. Durkin, Jr.

SARATOGA MANAGEMENT COMPANY LLC
                                                                                                           By /s/Charles P. Durkin, Jr.
                                                                                                                     Charles P. Durkin, Jr.

BATY ENTITIES

COLUMBIA SELECT, L.P.

By:     B.F., LIMITED PARTNERSHIP,            General Partner
                                                                                                By:     COLUMBIA-PACIFIC GROUP,            INC., General Partner

           By /s/ Daniel R. Baty
                                                                                                                      Daniel R. Baty, President

CATALINA GENERAL, L.P.

By:     B.F., LIMITED PARTNERSHIP,            General Partner
                                                                                                By:     COLUMBIA-PACIFIC GROUP,            INC., General Partner

           By /s/ Daniel R. Baty
                                                                                                                       Daniel R. Baty, President

EXHIBIT A

OWNERSHIP OF DEBENTURES

Holder	Principal Amount
Saratoga Partners IV, LP	$4,710,000
Saratoga Coinvestment IV LLC	100,000
Saratoga Management Company LLC	190,000
Columbia Select, L.P.	8,940,179
Catalina General, L.P.	6,850,000
Total	$20,790,179